Exhibit 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE 33-22

STATEMENT ON FEDERAL COMMUNICATIONS COMMISSION READY TO AUTHORIZE PUBLIC NOTICE REGARDING STARRY’S RURAL DIGITAL OPPORTUNITY FUND APPLICATION

Boston, Mass. (August 31, 2022) — Starry Group Holdings, Inc. (the “Company” or “Starry”), a next generation licensed fixed wireless internet service provider and technology developer, today released the following statement regarding the Federal Communications Commission’s (“FCC”) “ready to authorize” announcement regarding Starry’s Rural Digital Opportunity Fund (“RDOF”) application:

“Having high-speed, reliable home broadband access has never been more important and programs like RDOF are critical to ensuring that every community in the US has access to this essential service,” said Chet Kanojia, Starry co-founder and Chief Executive Officer. “We’re grateful for the opportunity to serve more Americans with the essential broadband they need. We thank Chairwoman Rosenworcel and the staff at the FCC for their thorough review of our application and look forward to beginning our deployments and bringing #HappyInterneting to more communities across the country.”

Starry won RDOF Phase I support over the next 10 years to deploy gigabit service to currently underserved census blocks in communities across nine states. The RDOF Phase I program was created to bring fixed broadband service to areas defined as unserved, or without access to broadband speeds of 25 Mbps download / 3 Mbps upload. Starry will begin construction in these communities.

Starry is a next generation licensed fixed wireless internet service provider and technology developer with operations today in eight metropolitan areas including Boston, New York City, DC, Columbus, Denver, Las Vegas, San Francisco and Los Angeles. Starry’s network today covers more than 5.7 million households across these markets.

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About Starry Group Holdings, Inc.

At Starry (NYSE: STRY), we believe the future is built on connectivity and that connecting people and communities to high-speed, broadband internet should be simple and affordable. Using our innovative, wideband hybrid-fiber fixed wireless technology, Starry is deploying gigabit capable broadband to the home without bundles, data caps, or long-term contracts. Starry is a different kind of internet service provider. We’re building a platform for the future by putting our customers first, protecting their privacy, ensuring access to an open and neutral net, and making affordable connectivity and digital equity a priority. Headquartered in Boston, Starry is currently available in Boston, New York City, Los Angeles, Washington, DC, Denver, and Columbus, OH and is expanding to Las Vegas, Nevada in 2022. To learn more about Starry or to join our team and help us build a better internet, visit: https://starry.com.

Forward-Looking Statements

This press release includes statements that may constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, express or implied forward-looking statements relating to our receipt of government subsidies from the RDOF Phase I program and our expectations regarding our strategy, competitive position and opportunities in the marketplace, and our anticipated business and financial performance. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include the risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities laws.

Media Contacts:

Mimi Ryals, Starry

mryals@starry.com

press@starry.com

Investor Contacts:

Ben Barrett, Starry

bbarrett@starry.com

investors@starry.com